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             SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA, LIMITED
                                31 GRESHAM STREET
                              LONDON, U.K. EC2V 7QA


October 1, 2003


Schroder Capital Funds (Delaware)
875 Third Avenue, 22nd Floor
New York, New York 10022

Schroder Investment Management North America, Inc.
875 Third Avenue, 22nd Floor
New York, New York 10022

Re:  Subadvisory Agreement relating to Schroder Emerging Markets Fund


Ladies & Gentlemen:

         Reference is made to that certain Investment Subadvisory Agreement, dated as of April 1, 2003 (the "Subadvisory Agreement"), by and among Schroder Capital Funds (Delaware), on behalf of its Schroder Emerging Markets Fund series (the "Fund"), Schroder Investment Management North America, Inc. and Schroder Investment Management North America, Limited ("SIMNA Ltd."). In connection with the Subadvisory Agreement, we hereby notify you that SIMNA Ltd. is regulated by the United Kingdom's Financial Services Authority ("FSA") in the conduct of any investment business it performs in the United Kingdom, and we hereby undertake and agree that nothing in the Subadvisory Agreement shall exclude any liability of SIMNA Ltd. to the Fund arising under the Financial Services and Markets Act 2000 ("FSMA"), any regulations made under the FSMA, the Pensions Act 1995 or FSA Rules. In addition, in accordance with FSA requirements, SIMNA Ltd. has classified the Fund as an Intermediate Customer. It is our intention that you will rely on the agreement and undertakings in this letter in maintaining the Subadvisory Agreement in place between us.

         Please indicate your receipt and acknowledgement of this notice by signing in the space provided below and returning an executed original of this letter.

                                            Very truly yours,

                                            SCHRODER INVESTMENT MANAGEMENT
                                            NORTH AMERICA, LIMITED

                                            By:
                                                --------------------------
                                            Name:
                                            Title:

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Received and acknowledged:

SCHRODER CAPITAL FUNDS (DELAWARE), on behalf of its Schroder Emerging Markets Fund series


By:
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Name:  Catherine A. Mazza
Title: President


SCHRODER INVESTMENT MANAGEMENT
NORTH AMERICA, INC.


By:
    ------------------------------
Name:
Title: